Exhibit 99.01


CNA
CNA Plaza
Chicago, IL  60685
Media:
Charles Boesel
312-822-2592
Analysts:
Donald P. Lofe, Jr.
312-822-3993


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NEWS

For Immediate Release:
October 6, 2000



CNA ANNOUNCES SALE OF LIFE REINSURANCE BUSINESS
Munich American Reassurance Company (MARC) boosts American presence with purchase as CNA continues to target its strategy on the business-to-business insurance market

CHICAGO - CNA Financial Corporation (NYSE: CNA), the nation's second largest commercial insurer, today announced the sale of its life reinsurance business to MARC, the U.S. life subsidiary of Munich Re, a world leader in the reinsurance business. CNA's life reinsurance business (CNA LIFE RE) reinsures individual life and health products sold by other life insurance companies.

"CNA has been a strong presence in the U.S. life reinsurance marketplace," noted Jeff Katz, who currently heads CNA LIFE RE. "We are noted for our facultative underwriting services, and our creation of the AgoraRe.com web-site to facilitate information exchange between ceding companies and reinsurers. CNA LIFE RE's talented employees have a great deal to offer MARC, and we look forward to joining an organization that is committed to being a leader in reinsurance worldwide."

"We view the acquisition of CNA LIFE RE as an excellent strategic fit with our current U.S. life operations, and in keeping with our desire to be one of the leaders in this market," stated David Holland, President and Chief Executive Officer of MARC. "We are pleased that Jeff Katz will continue to lead his team as a part of the MARC family, and we are impressed with their innovative thinking which, for example, led to the successful development of AgoraRe.com."

Based in Atlanta, Georgia, MARC has been a strong competitor in the life reinsurance industry; its purchase of CNA LIFE RE will not only strengthen its position in the marketplace but will also strengthen its ability to provide high quality services to an ever-increasing list of customers. Jeff Katz will join the executive management of MARC and lead the new life reinsurance office located in Chicago.

Under the terms of the agreement, MARC will acquire the CNA LIFE RE business via an indemnity reinsurance agreement. The transaction is expected to close by the end of the year or early 2001.

"This is a winning business combination for both CNA and MARC," stated CNA Insurance Chairman and Chief Executive Officer Bernard L. Hengesbaugh. "MARC will increase its market share and value for its customers by acquiring a talented staff of professionals who are dedicated experts in this field. In addition, this transaction brings CNA one step closer to narrowing its focus on our core business-to-business insurance services."

Donaldson, Lufkin & Jenrette Securities Corporation advised CNA Financial Corporation in connection with the sale.

CNA is a leading insurance organization serving individuals and businesses with a broad range of insurance products and insurance-related services. Since 1897, CNA has built on a foundation of financial strength, stability and commitment to customers and business partners. Visit CNA at www.cna.com. CNA is a registered service mark, trade name, and domain name of CNA Financial Corporation.


FORWARD LOOKING STATEMENT

The statements contained in this press release, which are not historical facts, are forward-looking statements. When included in this press release, the words "believe," "expects," "intends," "anticipates," "estimates," and analogous expressions are intended to identify forward-looking statements. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, the impact of competitive products, policies and pricing; product and policy demand and market responses; development of claims and the effect on loss reserves; the performance of reinsurance companies under reinsurance contracts with CNA Financial Corporation and its subsidiaries (the Company); general economic and business conditions; changes in financial markets (interest rate, credit, currency, commodities and stocks); changes in foreign, political, social and economic conditions; regulatory initiatives and compliance with governmental regulations; judicial decisions and rulings; changes in rating agency policies and practices; the results of financing efforts; changes in the Company's composition of operating segments; the actual closing of contemplated transactions and agreements and various other matters and risks (many of which are beyond the Company's control) detailed in the Company's Securities and Exchange Commission filings. These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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